As filed with the Securities and Exchange Commission on July 8, 2026.

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENHANCED GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)	42-2394886 (IRS Employer Identification No.)
169 Madison Ave., Suite 15101
New York, NY 10016
(Address, including zip code, of principal executive offices)
Enhanced Ltd Incentive Plan
Enhanced Group Inc. Omnibus Incentive Plan
Enhanced Group Inc. Employee Share Purchase Plan
(Full Title of the Plan)
Emily Tabak
Chief Legal Officer
Enhanced Group Inc.
169 Madison Ave., Suite 15101
New York, New York 10016
Telephone: (929) 357-2672
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)
Copies to:

Alan J. Fishman Matthew B. Goodman Heather L. Coleman Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Tel: (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and emerging company in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement on Form S-8 (this “Registration Statement”) is being filed by Enhanced Group Inc., a Texas corporation (the “Company”), to register an aggregate of 20,579,082 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), consisting of: (i) 11,182,953 shares of Class A common stock issuable upon the exercise or settlement of outstanding awards under the Enhanced Ltd Incentive Plan (the “Legacy Incentive Plan”) that were assumed by the Company in connection with the business combination consummated on May 7, 2026; (ii) 6,711,521 shares of Class A common stock reserved for issuance under the Enhanced Group Inc. Omnibus Incentive Plan (the “Omnibus Plan”); and (iii) 2,684,608 shares of Class A common stock reserved for issuance under the Enhanced Group Inc. Employee Share Purchase Plan (the “ESPP” and, together with the Legacy Incentive Plan and the Omnibus Plan, the “Plans”).
This Registration Statement also includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3. The Reoffer Prospectus may be used for reoffers and resales on a continuous or delayed basis by certain of the Selling Securityholders (as defined in the Reoffer Prospectus) of up to 17,894,474 shares of Class A common stock that constitute “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, issued or issuable pursuant to the Legacy Incentive Plan and the Omnibus Plan. The inclusion of such shares in this Registration Statement does not necessarily represent a present intention to sell any or all such shares of Class A common stock. The number of shares of Class A common stock to be reoffered or resold by means of the Reoffer Prospectus by each Selling Securityholder, and any other person with whom such Selling Securityholder is acting in concert for purposes of selling Class A common stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the respective participants in the Plans covered by this Registration Statement and as required by Rule 428(b)(1).

REOFFER PROSPECTUS

17,894,474 Shares of Class A Common Stock
This reoffer prospectus relates to the offer and sale from time to time by certain selling securityholders (the “Selling Securityholders”), or their permitted transferees, of up to 17,894,474 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Enhanced Group Inc., a Texas corporation (unless otherwise indicated or the context otherwise requires, the “Company,” “Enhanced Group,” “we,” “our” or “us”), consisting of shares issued or issuable to such Selling Securityholders upon the exercise or settlement of outstanding awards under the Enhanced Ltd Incentive Plan (the “Legacy Incentive Plan”) and shares reserved for issuance under the Enhanced Group Inc. Omnibus Incentive Plan (the “Omnibus Plan” and, together with the Legacy Incentive Plan, the “Reoffer Plans”). We are not offering any shares of Class A common stock and will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders pursuant to this reoffer prospectus.
This reoffer prospectus will be supplemented, as necessary, to update the names of the Selling Securityholders and the number of shares of our Class A common stock to be reoffered by each of the Selling Securityholders, when we become aware of that information. This reoffer prospectus may only be used if a supplement is attached which sets forth the names of the Selling Securityholders and the number of shares of Class A common stock to be reoffered by each of the Selling Securityholders and any special terms on which they propose to sell such shares of Class A common stock.
Upon vesting of the awards pursuant to the terms of the award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all the shares of Class A common stock covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Class A common stock, we will name them and describe their compensation in a prospectus supplement. The Class A common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amounts the Selling Securityholders may offer the shares for sale. The Selling Securityholders may sell any, all or none of the shares offered by this reoffer prospectus. See “Plan of Distribution” beginning on page 14 for more information about how the Selling Securityholders may sell or dispose of the shares of Class A common stock covered by this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.
The shares of Class A common stock that will be issued pursuant to awards granted to the Selling Securityholders will be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Class A common stock to be offered or resold under this reoffer prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Class A common stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
Our Class A common stock is listed on the New York Stock Exchange LLC (“NYSE”) under the symbol “ENHA”. On July 7, 2026, the closing price of our Class A common stock was $2.69 per share.

We are an “emerging growth company” and a “smaller reporting company” as each term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 10 of this reoffer prospectus.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this reoffer prospectus or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is July 8, 2026.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this reoffer prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This reoffer prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus, any applicable prospectus supplement or any related free writing prospectus. This reoffer prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this reoffer prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this reoffer prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This reoffer prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this reoffer prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When Enhanced Group discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by, and information currently available to Enhanced Group’s management.
Forward-looking statements in this reoffer prospectus and in any document incorporated by reference into this reoffer prospectus may include, for example, statements about the following:
•Enhanced Group’s need for additional capital to support growth and the availability of such capital on economically favorable terms, or at all;
•the effects of any future indebtedness on Enhanced Group’s liquidity and its ability to operate the business;
•potential dilution from future equity issuances or other financings;
•fixed prices under the Sponsor Equity Agreement, dated as of November 26, 2025, by and between Apeiron Investment Group Limited (“Apeiron”) and A SPAC IV (Holdings) Corp. (the “Sponsor”), differing materially from market value at exercise;
•Enhanced Group’s ability to obtain additional capital or financing on favorable terms, or at all, and to meet its liquidity needs and other obligations;
•expectations for future operating and financial results and market growth;
•Enhanced Group’s Board of Directors and management’s limited experience overseeing and operating a public company;
•the increased costs associated with the additional regulations and requirements as a result of becoming a public company;
•expectations regarding the period during which Enhanced Group will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”);
•Enhanced Group’s expectations for its business given its limited operating history and minimal revenues and the success and impact of the inaugural 2026 Enhanced Games and other planned live events;
•Enhanced Group’s ability to build and sustain audience, sponsor and media demand for enhancement-based competition and related products;
•Enhanced Group’s dependence on the performance of athletes and acceptance of performance enhancement substances;
•the development and monetization of the Live Enhanced platform;
•Enhanced Group’s ability to grow market share in its existing markets or any new markets it may enter;

•Enhanced Group’s ability to respond to general economic conditions, particularly public interest in competitive sports or in the telehealth industry;
•Enhanced Group’s ability to manage event postponements, cancellations, or material modifications;
•Enhanced Group’s ability to access insurance on favorable terms, or at all, and if obtained, insurance market limitations, exclusions, and premium increases;
•Enhanced Group’s ability to manage regulatory compliance, including with respect to consumer protection, advertising, tax, data privacy and anti-corruption laws, and to expand internationally while operating under evolving sports, health, and data-privacy regulations;
•changes in the rules, practices or enforcement approaches of U.S. and non-U.S. sport governing bodies, including USA Swimming, USA Track & Field, USA Weightlifting, the World Anti-Doping Agency, World Aquatics, World Athletics and the International Weightlifting Federation;
•Enhanced Group’s ability to avoid liability or adverse health outcomes at events or in connection with the Live Enhanced platform;
•Enhanced Group’s ability to avoid litigation, antitrust and regulatory proceedings from incumbent sports organizations, competitors, and regulators;
•Enhanced Group’s ability to comply with evolving data protection, privacy and information security laws and industry standards;
•Enhanced Group’s status as a “controlled company” under NYSE rules and its ability to rely on exemptions from certain corporate governance requirements;
•the dual-class voting structure, its concentration of voting power with its controlling shareholder and its effect on the potential eligibility of Class A common stock for inclusion in stock market indices and for investment by certain institutional investors;
•the risk of shareholder litigation, including following the Business Combination (as defined below), and regulatory action and the resulting costs, impact on the business and diversion of management’s attention;
•the liquidity and trading market for the Class A common stock;
•Enhanced Group’s ability to attract, identify, recruit, hire and retain qualified individuals, including officers, directors, key employees, key management and medical personnel, to make any changes required in such roles and to staff its operations appropriately;
•the risk that NYSE may delist Enhanced Group’s securities, which could limit investors’ ability to trade those securities and subject them to additional trading restrictions;
•Enhanced Group’s ability to build, operate under and maintain or improve its unproven business model;
•expectations regarding the development and long-term expansion of the business of Enhanced Group;
•Enhanced Group’s ability to achieve and maintain profitability in the future;
•Enhanced Group’s ability to maintain, expand and be successful in strategic relationships with third parties and partners; potential adverse reactions or changes in relationships with athletes, partners, sponsors, distributors, and regulators resulting from the completion of the Business Combination;

•Enhanced Group’s ability to remediate existing material weaknesses and implement and maintain an effective system of internal controls over financial reporting;
•Enhanced Group’s ability to develop new services, events and products that meet market needs and achieve market acceptance;
•Enhanced Group’s ability to develop and expand its information technology and financial infrastructure;
•Enhanced Group’s ability to maintain, protect, assert, and enhance intellectual property rights; and
•other factors detailed under the section entitled “Risk Factors.”
The forward-looking statements contained in this reoffer prospectus and in any document incorporated by reference into this reoffer prospectus are based on current expectations and beliefs concerning future developments and potential effects on Enhanced Group. There can be no assurance that future developments affecting Enhanced Group will be those that Enhanced Group has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of Enhanced Group) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section entitled “Risk Factors” beginning on page 10 of this reoffer prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Enhanced Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this reoffer prospectus may adversely affect us.

PROSPECTUS SUMMARY
This summary highlights selected information from this reoffer prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this reoffer prospectus, including the documents incorporated by reference herein. Potential investors should read the entire reoffer prospectus carefully, including the risks of purchasing our common stock discussed in “Risk Factors.”
The Company
Enhanced Group is a growth-stage sports, media, and lifestyle company seeking to redefine human optimization through a new model of athletic competition and consumer engagement. Enhanced Group operates at the intersection of sport, science, and human optimization, developing products and experiences that integrate elite competition, clinical research, and health and wellness innovation. Enhanced Group’s business is organized around two principal offerings: (i) the Enhanced Games, a live, multi-sport competition platform designed to showcase both “Enhanced” and “Non-Enhanced” athletes pursuing world-record performances under medically supervised conditions; and (ii) Live Enhanced, a direct-to-consumer digital and clinician-guided wellness platform offering evidence-based protocols, over-the-counter supplement blends, and coaching for consumers seeking to improve health, longevity, and well-being.
Background
As previously announced, on November 26, 2025, Enhanced Group (then known as A Paradise Acquisition Corp., a blank check company incorporated in the British Virgin Islands as a business company with limited liability (“A Paradise”)) entered into a Business Combination Agreement (the “Business Combination Agreement”) with A Paradise Merger Sub I, Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of A Paradise (“Merger Sub”), and Enhanced Ltd, a Cayman Islands exempted company with limited liability (“Enhanced”). Concurrently with its entry into the Business Combination Agreement, Enhanced entered into an equity private placement transaction (the “Private Placement Investment”) pursuant to which it issued simple agreements for future equity (“SAFEs”) to certain investors in an aggregate amount of approximately $40.0 million, which SAFEs converted into Enhanced common shares immediately prior to the closing of the Business Combination.
On May 6, 2026, as contemplated by the Business Combination Agreement, A Paradise discontinued as a British Virgin Islands company and domesticated as a Texas corporation in accordance with Section 10.102(a) of the Texas Business Organizations Code and the Company’s Plan of Conversion (the “Domestication”). At the effective time of the Domestication, A Paradise changed its name to “Enhanced Group Inc.” and its outstanding equity securities were converted on a one-for-one basis (and, in the case of A Paradise Units, separated into their component securities) into shares of Class A common stock, shares of Class B common stock (which carry ten votes per share) and rights to receive one-eighth of one share of Class A common stock.
On May 7, 2026, the Company, Enhanced and Merger Sub consummated the business combination contemplated by the Business Combination Agreement (together with the Domestication, the “Business Combination”), pursuant to which (i) Merger Sub merged with and into Enhanced, with Enhanced surviving as a wholly owned subsidiary of the Company (the “First Merger”), and (ii) Enhanced, as the surviving company from the First Merger, merged with and into the Company, with the Company surviving (the “Second Merger” and, together with the First Merger, the “Mergers”). Upon the consummation of the First Merger, each issued and outstanding common share of Enhanced (other than treasury shares and dissenting shares) was converted into the right to receive a number of shares of Class A common stock equal to a specified exchange ratio (the “Exchange Ratio”).
In addition, at the effective time of the First Merger, (i) each outstanding option to purchase Enhanced common shares granted under the Legacy Incentive Plan (each, an “Option”) was converted into an option to purchase shares of Class A common stock on substantially the same terms (including as to vesting, exercisability and termination), with the number of shares and per-share exercise price adjusted to reflect the Exchange Ratio, (ii) each outstanding top-up award in respect of Enhanced common shares granted under the Legacy Incentive Plan (each, a “Top-Up Award”) was converted into the right to receive shares of Class A common stock on substantially the same terms and (iii) each outstanding warrant to acquire Enhanced common shares held by a consultant of Enhanced (each, a “Consultant Warrant”) was converted into a warrant to acquire shares of Class A common stock on substantially the same terms, with the number of shares and per-share exercise price adjusted to reflect the Exchange Ratio.
In connection with the consummation of the Business Combination, the Company (a) issued or assumed equity instruments comprising an aggregate of 136,230,491 shares of Class A common stock, consisting of (i) 10,230,297 shares issued to former holders of A Paradise Class A ordinary shares, A Paradise Units and rights in connection with the Domestication and the Mergers, (ii) 112,000,156 shares issued to former holders of Enhanced common shares as stock consideration in the Mergers (including shares issued in respect of the conversion of the SAFEs in the Private Placement Investment) and (iii) 11,999,958 shares issuable upon the exercise or settlement of the assumed Options, Top-Up Awards and Consultant Warrants, and (b) issued 258,837,933 shares of Class B common stock to Enhanced Holdings LP, an affiliate of Apeiron. Immediately after consummation of the Business Combination, the Company also issued SAFE warrants to the investors in the Private Placement Investment, which are exercisable for up to 2,000,080 shares of Class A common stock at an exercise price of $10.00 per share.
The Class A common stock began trading on NYSE under the symbol “ENHA” on May 8, 2026.
Emerging Growth Company and Smaller Reporting Company Status
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (i) the end of the fiscal year in which we had total annual gross revenue of $1.235 billion; (ii) the last day of our fiscal year following July 31, 2030 (the fifth anniversary of the date on which A Paradise consummated its initial public offering); (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
We are also a smaller reporting company, as defined in the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue taking advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, for so long as we continue to qualify as a non-accelerated filer, we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.
About This Offering
This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this reoffer prospectus of up to 17,894,474 shares of Class A common stock issued or issuable upon the exercise or settlement of awards granted under the Omnibus Plan or assumed by the Company under the Legacy Incentive Plan in connection with the Business Combination. Upon vesting and exercise or settlement of the awards pursuant to the terms of the applicable award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A common stock covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any of the proceeds from the sale of the shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.
Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, which represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.
Corporate Information
Enhanced Group is a Texas corporation. Our principal executive offices are located at 169 Madison Ave., Suite 15101, New York, New York 10016 and our telephone number at that address is (929) 357-2672. Our website is located at www.enhanced.com. We do not incorporate the information contained on, or accessible through, our corporate website into this reoffer prospectus, and you should not consider it part of this reoffer prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS
An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our prospectus filed with the SEC on May 13, 2026 pursuant to Rule 424(b)(3) relating to our Registration Statement on Form S-1, as supplemented from time to time, and in any subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, together with all of the other information appearing in or incorporated by reference into this reoffer prospectus, before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A common stock could decline due to any of these risks and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE
The Selling Securityholders will determine at what price they may sell the offered shares of Class A common stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS
The shares of Class A common stock offered hereby are being registered for the account of the Selling Securityholders named in this reoffer prospectus. All proceeds from the sales of the Class A common stock will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Class A common stock by the Selling Securityholders.

SELLING SECURITYHOLDERS
This reoffer prospectus is to be used in connection with any reoffer and resale of our Class A common stock acquired under the Reoffer Plans by persons who may be considered our “affiliates” within the meaning of the Securities Act.

At the date of this reoffer prospectus, we do not know the names of persons who intend to resell shares of our Class A common stock acquired or to be acquired under the Reoffer Plans. The Selling Securityholders will be our affiliates, including our officers, employees, advisors, consultants and directors, who may acquire shares of our Class A common stock upon the vesting, settlement or exercise of equity awards granted to them under the Reoffer Plans. Each of these persons may be considered our “affiliate” within the meaning of the Securities Act. We will supplement this reoffer prospectus to identify the Selling Securityholders and the number of shares of our Class A common stock to be reoffered and resold by them as that information becomes known to the extent any such Selling Securityholder relies on this Registration Statement, of which this reoffer prospectus is a part, to reoffer and resell shares of our Class A common stock acquired pursuant to the Reoffer Plans.

PLAN OF DISTRIBUTION
The shares of Class A common stock covered by this reoffer prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Class A common stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on NYSE or any other stock exchange on which the Class A common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Class A common stock to be reoffered or resold under this reoffer prospectus by each Selling Securityholder and any other person with whom such Selling Securityholder is acting in concert for the purpose of selling shares of Class A common stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell shares of Class A common stock in compliance with Rule 144 under the Securities Act. There is no assurance that the Selling Securityholders will sell all or a portion of the Class A common stock offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Class A common stock and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in passive market-making activities with respect to the shares of Class A common stock. Passive market making involves transactions in which a market maker acts as both an underwriter in the offering and as a purchaser of our Class A common stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

Once sold under the registration statement of which this reoffer prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

VALIDITY OF SECURITIES
Reed Smith LLP will pass upon the validity of the shares of Class A common stock offered by this reoffer prospectus.
EXPERTS
The financial statements of A Paradise Acquisition Corp. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, incorporated by reference in this reoffer prospectus and the registration statement of which this reoffer prospectus forms a part, have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report thereon (which contains an explanatory paragraph relating to the substantial doubt about the ability of A Paradise Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Enhanced Ltd as of December 31, 2025 and 2024 and for each of the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on their authority as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-8 (the “S-8”) with respect to the securities offered by this reoffer prospectus. This reoffer prospectus does not contain all of the information included in the S-8. For further information pertaining to us and our securities, you should refer to the S-8 and to its exhibits. Whenever reference is made in this reoffer prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the annexes to the prospectus and the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.
We are subject to the information reporting requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.enhanced.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this reoffer prospectus.
The Company incorporates by reference into this reoffer prospectus the following documents filed with the SEC (which, for the avoidance of doubt, includes documents filed by A Paradise):
(a)The Company’s prospectus filed with the SEC on May 13, 2026, pursuant to Rule 424(b)(3) under the Securities Act relating to the Company’s Registration Statement on Form S-1 (File No. 333-295777), and any amendment or supplement thereto;
(b)The Company’s Current Report on Form 8-K filed with the SEC on May 8, 2026, reporting the consummation of the Business Combination, including the Form 10 information required by Item 2.01(f) thereunder;
(c)A Paradise’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 9, 2026;
(d)A Paradise’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 4, 2026;
(e)A Paradise’s Current Reports on Form 8-K filed with the SEC on March 23, 2026, April 27, 2026 and May 4, 2026 (other than information in such reports furnished rather than filed);
(f)The Company’s Current Report on Form 8-K filed with the SEC on June 15, 2026 (other than information in such report furnished rather than filed);

(g)The description of the Company’s Class A common stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on May 7, 2026 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and
(h)All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.
The documents listed above will be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this reoffer prospectus (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.
We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:
Enhanced Group Inc.
Attention: Chief Legal Officer
169 Madison Ave., Suite 15101
New York, New York 10016
(929) 357-2672

17,894,474 Shares of Class A Common Stock

REOFFER PROSPECTUS

July 8, 2026

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Company incorporates by reference into this Registration Statement the following documents filed with the SEC (which, for the avoidance of doubt, includes documents filed by A Paradise):
(a)The Company’s prospectus filed with the SEC on May 13, 2026, pursuant to Rule 424(b)(3) under the Securities Act relating to the Company’s Registration Statement on Form S-1 (File No. 333-295777), and any amendment or supplement thereto;
(b)The Company’s Current Report on Form 8-K filed with the SEC on May 8, 2026, reporting the consummation of the Business Combination, including the Form 10 information required by Item 2.01(f) thereunder;
(c)A Paradise’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 9, 2026;
(d)A Paradise’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 4, 2026;
(e)A Paradise’s Current Reports on Form 8-K filed with the SEC on March 23, 2026, April 27, 2026 and May 4, 2026 (other than information in such reports furnished rather than filed);
(f)The Company’s Current Report on Form 8-K filed with the SEC on June 15, 2026 (other than information in such report furnished rather than filed);
(g)The description of the Company’s Class A common stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on May 7, 2026 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and
(h)All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.
The documents listed above will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Texas law, including the Texas Business Organizations Code (the “TBOC”), authorizes corporations to indemnify their officers and directors, subject to certain limitations, including that indemnification may not be provided to a person found liable to the enterprise unless a court determines such person is fairly and reasonably entitled to indemnification. Enhanced Group’s Certificate of Formation and Bylaws provide for indemnification of officers and directors to the fullest extent not prohibited by the TBOC or any other applicable law against all expenses, judgments, fines and amounts paid in settlement actually incurred by them in connection with any proceeding if such officers and directors acted in good faith and reasonably believed their conduct was in, or not opposed to, the best interests of Enhanced Group and, in the case of a criminal proceeding, had no reasonable cause to believe that their conduct was unlawful. Texas law also requires (i) indemnification for reasonable expenses actually incurred by a governing person, former governing person or delegate who is wholly successful, on the merits or otherwise, in the defense of a proceeding and (ii) indemnification of an officer to the same extent indemnification is required for a governing person. If a person is found liable to the enterprise or is found liable because the person improperly received a personal benefit, indemnification under Chapter 8 of the TBOC is limited to reasonable expenses actually incurred and does not include a judgment, penalty, fine or excise or similar tax, and indemnification may not be made in certain circumstances, including where the person has been found liable for willful or intentional misconduct, breach of the duty of loyalty or an act or omission not committed in good faith that constitutes a breach of duty owed to the enterprise. A court may also order indemnification to the extent it determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, subject to the limitations in Chapter 8 of the TBOC.
Enhanced Group has entered, and may in the future enter, into indemnification agreements with its directors, executive officers and with certain other advisors and officers (including officers of its subsidiaries). The indemnification agreements will generally require that Enhanced Group indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s association with Enhanced Group or another entity where he or she acts or acted as a director or officer or in a similar capacity at Enhanced Group’s request, if the applicable standards of the TBOC are satisfied. The indemnification agreements also provide for the advancement of defense expenses by Enhanced Group, subject to any affirmation, undertaking or other conditions required under Texas law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.
See exhibits listed under the Exhibit Index below, which is incorporated in this item herein by reference.
Item 9.    Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
4.1	Certificate of Formation of Enhanced Group Inc.	8-K	3.1	5/8/2026
4.2	By-Laws of Enhanced Group Inc.	8-K	3.2	5/8/2026
4.3	Enhanced Ltd Incentive Plan.
4.4	Form of Option Award Agreement under the Enhanced Ltd Incentive Plan.
4.5	Form of Top-Up Award Agreement under the Enhanced Ltd Incentive Plan.
4.6	Enhanced Group Inc. Omnibus Incentive Plan.	8-K	10.5	5/8/2026
4.7	Enhanced Group Inc. Employee Share Purchase Plan.	8-K	10.6	5/8/2026
5.1	Opinion of Reed Smith LLP.
23.1	Consent of WWC, P.C.
23.2	Consent of BDO USA, P.C.
23.3	Consent of Reed Smith LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages to this Registration Statement).
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.
107	Filing Fee Table.
_______________

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 8, 2026.
Enhanced Group Inc.
By: /s/ Maximilian Martin
Name: Maximilian Martin
Title: Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below constitutes and appoints Maximilian Martin, Siddhartha Banthiya and Emily Tabak, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments (including post-effective amendments) or supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, amendments to this Registration Statement may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the date indicated.

Signature	Title	Date

/s/ Maximilian Martin	Chief Executive Officer and Director	July 8, 2026
Maximilian Martin	(Principal Executive Officer)

/s/ Siddhartha Banthiya	Chief Financial Officer and Director	July 8, 2026
Siddhartha Banthiya	(Principal Financial Officer)

/s/ Kristin Johannimloh	Vice President and Controller	July 8, 2026
Kristin Johannimloh	(Principal Accounting Officer)

/s/ Christian Angermayer	Director,	July 8, 2026
Christian Angermayer	Chairman of the Board of Directors

/s/ James J. Murren	Director	July 8, 2026
James J. Murren

/s/ Dr. Juliette Han	Director	July 8, 2026
Dr. Juliette Han

/s/ Anthony D. Eisenberg	Director	July 8, 2026
Anthony D. Eisenberg

/s/ James Simpson	Director	July 8, 2026
James Simpson